EXHIBIT 10.7

SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (hereinafter referred to as this "Second Amendment") is made as of the 30th day of June, 2009, by and among

BEL FUSE INC., a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, having an address located at 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as the "Borrower"),

AND

BEL VENTURES INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as "Bel Ventures"),

AND

BEL POWER INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as "Bel Power"),

AND

BEL TRANSFORMER INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as "Bel Transformer").

AND

BEL CONNECTOR INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having an address located at c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302 (hereinafter referred to as "Bel Connector" and hereinafter, Bel Ventures, Bel Power, Bel Transformer, and Bel Connector shall be collectively referred to as the "Guarantors")

AND

BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 750 Walnut Avenue, Cranford, New Jersey 07016 (hereinafter referred to as the "Lender").

WITNESSETH:

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Credit and Guaranty Agreement dated February 12, 2007, executed by and among the Borrower, the Lender, Bel Power Products Inc., a Delaware corporation (hereinafter referred to as "Bel Power Products"), and the Guarantors (hereinafter referred to as the "Original Loan Agreement"), (i) the Lender made available to the Borrower an unsecured revolving credit loan facility in the maximum principal amount of up to Twenty Million and 00/100 ($20,000,000.00) Dollars for working capital purposes, capital expenditures, and other lawful corporate purposes of the Borrower (hereinafter referred to as the "Revolving Credit Facility") and (ii) each Guarantor and Bel Power Products, as an original guarantor, absolutely, irrevocably and unconditionally guarantied the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the "Borrower Obligations" (as such term is defined in the Original Loan Agreement); and

WHEREAS, the Revolving Credit Facility is evidenced by that certain Revolving Credit Loan Note dated February 12, 2007, executed by the Borrower, as maker, in favor of the Lender, as payee (hereinafter referred to as the "Revolving Credit Loan Note"), in the maximum principal amount of up to $20,000,000.00; and

WHEREAS, Bel Power Products has merged with and into Bel Power, with Bel Power being the surviving entity, as evidenced by (i) those certain Articles of Merger Involving Domestic Corporations, Foreign Corporations or Foreign Other Entities dated July 6, 2006 and filed with the Office of the Secretary of the Commonwealth of Massachusetts on September 1, 2006 and (ii) that certain Certificate of Merger dated January 10, 2008 and filed with the Secretary of State of the State of Delaware on January 22, 2008; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain First Amendment to Credit and Guaranty Agreement dated as of April 30, 2008, executed by and among the Lender, the Borrower, and the Guarantors (hereinafter referred to as the "First Amendment"), the Borrower, the Guarantors, and the Lender amended the Original Loan Agreement for the purposes more fully set forth and described therein (hereinafter the Original Loan Agreement, as amended and modified by the First Amendment, shall he referred to as the "Loan Agreement"); and

WHEREAS, the Borrower, the Guarantors, and the Lender have agreed to further amend and modify the terms, conditions, and provisions of the Loan Agreement pursuant to the terms, conditions, and provisions of this Second Amendment for the purposes more fully set forth and described herein; and

WHEREAS, defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby the Borrower, the Guarantors, and the Lender hereby promise, covenant, and agree as follows:

1.            Loan Agreement. The Loan Agreement is hereby amended and modified by this Second Amendment as follows:

(i)          The existing definition of "Consolidated Fixed Charge Ratio" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition is hereby inserted in its place and stead:

EXHIBIT 10.7

"Consolidated Fixed Charge Ratio" means, as of the last day of each fiscal quarter, the ratio of (i) Consolidated EBITDA plus unrestricted and unencumbered cash and Cash Equivalents in excess of $20,000,000.00 in the aggregate held in the United States of America in the name of the Borrower or any of its Domestic Subsidiaries -to- (ii) Consolidated Fixed Charges, in each case the Four Quarter Trailing Period."

(ii)             The existing definition of "Loan Documents" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following new definition of "Loan Documents" is hereby inserted in its place and stead:

""Loan Documents" means, collectively, this Agreement, the Note, the First Amendment, the Second Amendment, each Secured Hedging Agreement and all other agreements, instruments and documents executed or delivered in connection herewith."

(iii)             The following new definition is hereby inserted into Section 1.1 of the Loan Agreement in its proper place:

""Second Amendment" shall mean that certain Second Amendment to Credit and Guaranty Agreement dated as of June 30, 2009 executed by and among the Borrower, the Lender, and the then current Subsidiary Guarantors as of the date of such Second Amendment to Credit and Guaranty Agreement, pursuant to which the parties thereto amended and modified the terms, conditions, and provisions of this Agreement."

(iv)             Section 6.1(f) of the Loan Agreement is hereby deleted in its entirety and the following new Sections 6.1(f) and (g) are hereby inserted in its place and stead:

“(f) concurrently with any delivery of financial statements under subsections (a) or (b) above, a report of cash and Cash Equivalents as of the end of the relevant quarterly or annual period, in form and substance reasonably acceptable to the Lender; and

(g) promptly following any request therefor, such other information regarding the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Lender may reasonably request."

(v)            Any and all references to the "Loan Agreement" shall be amended and modified to refer to the Loan Agreement as amended and modified by this Second Amendment.

2. Remaking of Representations and Warranties. All representations and warranties contained in the Loan Agreement, as amended and modified by this Second Amendment, and all of the other Loan Documents, are true, accurate, and complete as of the date hereof and shall be deemed continuing representations and warranties so long as the Revolving Credit Facility shall remain outstanding.

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EXHIBIT 10.7

3.           No Amendment of Other Terms. All other terms and conditions of the Loan Agreement, as amended and modified by this Second Amendment, the Revolving Credit Loan Note, and all of the other Loan Documents remain in full force and effect, except as amended and modified herein, and the parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to the Loan Agreement, the Revolving Credit Loan Note, and all of the other Loan Documents.

4.           Further Agreements and Representations. The Borrower and the Guarantors do hereby (i) ratify, confirm and acknowledge that the Loan Agreement, as amended and modified by this Second Amendment, the Revolving Credit Loan Note, and all other Loan Documents continue to be valid, binding and in full force and effect; (ii) acknowledge and agree that, as of the date hereof, the Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums due and owing to the Lender or the enforcement of any of the terms of the Loan Agreement and/or any of the other Loan Documents; (iii) acknowledge and agree that all representations and warranties of the Borrower and the Guarantors contained in the Loan Agreement and the other Loan Documents are true, accurate and correct as of the date hereof as if made on and as of the date hereof, except to the extent any such representation or warranty is by its terms limited to a certain date or dates in which case it remains true, accurate and correct as of such date or dates and that none of the corporate documents of the Borrower or the Guarantors have been materially amended, modified or supplemented since the date of the execution and delivery of the Loan Agreement; and (iv) represent and warrant that the Borrower and the Guarantors have taken all necessary action required by law and by their respective corporate governing documents to execute and deliver this Second Amendment and that such execution and delivery constitutes the legal and validly binding action of such entities.

5.           No Novation. It is the intention of the parties hereto that this Second Amendment shall not constitute a novation.

6.           Additional Documents; Further Assurances. The Borrower and the Guarantors hereby covenant and agree to execute and deliver to the Lender, or to cause to be executed and delivered to the Lender contemporaneously herewith, at their sole cost and expense, any other documents, agreements, statements, resolutions, certificates, opinions, consents, searches and information as the Lender may reasonably request in connection with the matters or actions described herein. The Borrower and the Guarantors hereby further covenant and agree to execute and deliver to the Lender, or to use reasonable efforts to cause to be executed and delivered to the Lender, at their sole cost and expense, from time to time, any and all other documents, agreements, statements, certificates and information as the Lender shall reasonably request to evidence or effect the terms of the Loan Agreement, and/or any of the other Loan Documents. All such documents, agreements, statements, etc., shall be in form and content reasonably acceptable to the Lender.

7.          Fees, Costs, Expenses and Expenditures. The Borrower shall pay all of the Lender's reasonable expenses in connection with this Second Amendment, including, without limitation, reasonable fees and disbursements of Lender's legal counsel.

8.          No Waiver. Nothing contained herein constitutes an agreement or obligation by the Lender to grant any further amendments to any of the Loan Documents, as amended and modified hereby, and nothing contained herein constitutes a waiver or release by the Lender of any rights or remedies available to the Lender under the Loan Documents, as amended and modified hereby, at law or in equity.

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EXHIBIT 10.7

 9. Binding Effect; Governing Law. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and/or assigns. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

 10. Counterparts. This Second Amendment may be executed by one or more of the parties to this Second Amendment in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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EXHIBIT 10.7

IN WITNESS WHEREOF, the Lender, the Borrower, and the Guarantors have duly executed and delivered this Second Amendment, all as of the day and year first written above.

BORROWER:

BEL FUSE INC., a New Jersey corporation

By:
Colin Dunn
Vice President

GUARANTORS:

BEL VENTURES INC., a Delaware corporation

BEL POWER INC., a Massachusetts corporation

BEL TRANSFORMER INC., a Delaware corporation

BEL CONNECTOR INC., a Delaware corporation

AS TO EACH OF THE FOREGOING:

By:
Colin Dunn
Vice President of each of the above-referenced
corporations

EXHIBIT 10.7

LENDER:

BANK OF AMERICA, N.A.

By:
Name:
Title: